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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 2002, except for the last paragraph of Note 20 as to which the date is September 12, 2002, relating to the consolidated financial statements and financial statement schedule which appears in Moldflow Corporation's Annual Report on Form 10-K for the year ended June 30, 2002.

PricewaterhouseCoopers LLP

Boston, Massachusetts
January 30, 2003